Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 3, 2014, relating to the financial statement of Neff Corporation appearing in Registration Statement No. 333-198559 on Form S-1 of Neff Corporation.

/s/ Deloitte & Touche LLP

Miami, Florida
November 20, 2014